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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated November 11, 1998, accompanying the consolidated financial statements and schedule of ABR Information Services, Inc. that are included in the Company's Form 10-K for the year ended July 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of ABR Information Services, Inc. on Form S-3 (File No. 333-2706, effective March 21, 1996), Form S-8 (File No. 33-86520, as amended, effective December 3, 1996) and Form S-8 (File No. 333-17195, effective December 3, 1996).

                                          GRANT THORNTON LLP

Tampa, Florida
November 11, 1998